Exhibit 4.28

SEVENTH SUPPLEMENTAL INDENTURE

TO

BASE INDENTURE DATED AUGUST 30, 2021

SOUTHWESTERN ENERGY COMPANY 5.375% SENIOR NOTES DUE 2030

Seventh Supplemental Indenture (this “Supplemental Indenture”), dated as of October 1, 2024, among (a) Expand Energy Corporation, an Oklahoma corporation (the “New Issuer”), (b) each of the entities listed on the signature pages hereto as a “New Guarantor,” and collectively, the “New Guarantors” and (d) Regions Bank, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Southwestern Energy Company, a Delaware corporation (the “Original Issuer”) has heretofore executed and delivered to the Trustee a base indenture dated as of August 30, 2021 (the “Base Indenture”), as supplemented by that certain: First Supplemental Indenture dated as of August 30, 2021 (the “First Supplemental Indenture”) (governing the issuance of the Original Issuer’s 5.375% Senior Notes due 2030 (the “2030 Notes”)), Third Supplemental Indenture dated as of September 10, 2021 (adding an additional guarantor) and Fifth Supplemental Indenture dated as of January 4, 2022 (adding an additional guarantor) (the Base Indenture as supplemented by the foregoing supplemental indentures, the “Indenture”);

WHEREAS, pursuant to a series of mergers, each occurring on October 1, 2024 (collectively, the “Merger Transactions”), (i) Hulk Merger Sub, Inc. (“Merger Sub Inc.”), a Delaware corporation and a wholly owned subsidiary of Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), was merged with and into the Original Issuer, with the Original Issuer continuing as the surviving corporation (the “First Merger”); (ii) immediately following the First Merger, the surviving corporation was merged with and into Hulk LLC Sub, LLC (“Merger Sub LLC”), a Delaware limited liability company and a wholly owned subsidiary of Chesapeake, with Merger Sub LLC continuing as the surviving entity and a direct, wholly owned subsidiary of Chesapeake (the “Second Merger”); and (iii) immediately following the Second Merger, Merger Sub LLC was merged with and into the New Issuer with the New Issuer continuing as the surviving entity (the “Third Merger”);

WHEREAS, the New Issuer is successor in interest to Merger Sub Inc. and Merger Sub LLC;

WHEREAS, effective upon the Second Merger and until completion of the Third Merger, Merger Sub LLC assumed the Original Issuer’s obligations under the Notes and the Indenture;

WHEREAS, effective upon the Third Merger, the New Issuer assumed the Original Issuer’s obligations under the Notes and the Indenture;

WHEREAS, Section 4.01 of the Base Indenture provides that the Original Issuer may, among other things, merge with another Person if, among other things, the surviving entity (if not the Original Issuer) expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest, if any, on all the Notes and the performance or observance of every covenant of the Indenture of the part of the Original Issuer to be performed or observed;

WHEREAS, Section 10.01(ii) of the Base Indenture provides that, without the consent of any Holders, the Indenture may be amended or supplemented to provide for compliance with Article IV of the Base Indenture or any supplemental indenture governing a series of notes issued thereunder;

WHEREAS, in connection with the Merger Transactions, the parties hereto desire to enter into this Supplemental Indenture to evidence the assumption by the New Issuer of the due and punctual payment of the principal of and interest, if any, on all the 2030 Notes and the performance or observance of every covenant of the Indenture of the part of the Original Issuer to be performed or observed;

WHEREAS, the Indenture, pursuant to Section 5.03 of the First Supplemental Indenture, provides that the New Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all obligations under the 2030 Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, pursuant to Section 10.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, each of the New Issuer, the Original Issuer and the New Guarantors have been duly authorized to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Assumption of the Obligations. Merger Sub LLC and the New Issuer hereby (x) agree, as of the date hereof, to assume, to be bound by and to be liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all Obligations under the Indenture and the 2030 Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Original Issuer under the Indenture and the 2030 Notes as if it were the Original Issuer thereunder (so that from and after the date hereof, the provisions of the Indenture and the 2030 Notes referring to the Original Issuer (referred to as the “Company” in the Indenture) shall instead refer to the New Issuer) and (y) assume the due and punctual payment of the principal of and interest, if any, on all the Notes and the performance or observance of every covenant of the Indenture of the part of the Original Issuer to be performed or observed.

(3)            Agreement to Guarantee. Each New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture and (i) hereby joins and becomes a party to the Indenture as indicated by its signature below as a Guarantor and (ii) acknowledges and agrees to (x) be bound by the Indenture as a Guarantor and (y) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each New Guarantor hereby fully, unconditionally and absolutely guarantees all of the Company’s obligations under the 2030 Notes and the Indenture (but only with respect to the Notes, and not with respect to any other series of Securities) on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article XI of the Base Indenture and Article VII of the First Supplemental Indenture and shall be deemed to be a Security Guarantor with respect to the Notes for all purposes under the Indenture.

(4)            No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company or any Guaranteeing Subsidiary shall not have any liability for any obligations of the Company under the 2030 Notes, the Indenture, this Supplemental Indenture or any Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2030 Notes.

(5)            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(7)            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Issuer and each New Guarantor.

All of the provisions contained in the Indenture in respect of the duties, rights, privileges, immunities, powers and obligations of the Trustee set forth in the Indenture, as heretofore amended and supplemented, shall be applicable in respect of the 2030 Notes and this Supplemental Indenture.

(9)            Benefits Acknowledged. Upon execution and delivery of this Supplemental Indenture, the New Issuer and each New Guarantor will be subject to the terms and conditions set forth in the Indenture. The New Issuer and each New Guarantor acknowledges that they will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that their obligations as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(10)            Successors. All agreements of the New Issuer and each New Guarantor in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11)           Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEW ISSUER:

EXPAND ENERGY CORPORATION, as New Issuer and Obligor

By:	/s/ Mohit Singh
Name: Mohit Singh
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Seventh Supplemental Indenture]

NEW GUARANTORS:
Directors:

BRIX FEDERAL LEASING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
WINTER MOON ENERGY CORPORATION

By:	/s/ Chris Lacy
Name: Chris Lacy
Title: Director

Managers:

CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
MC MINERAL COMPANY, L.L.C.
By: Chesapeake E&P Holding, L.L.C.,
Manager

CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE E&P HOLDING, L.L.C.
CHESAPEAKE ENERGY LOUISIANA, LLC
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE OPERATING, L.L.C.
VINE OIL & GAS PARENT GP LLC
By: Chesapeake Energy Corporation,
Manager

EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
By: Chesapeake Energy Louisiana, LLC, Manager

CHESAPEAKE AEZ EXPLORATION, L.L.C.

[Signature Page to Seventh Supplement Indenture]

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
By: Chesapeake Exploration, L.L.C., Manager

CHESAPEAKE PLAINS, LLC
By: Chesapeake Louisiana, L.P., Manager

By: Chesapeake Operating, L.L.C., General Partner

CHESAPEAKE LOUISIANA, L.P.
By: Chesapeake Operating, L.L.C., General Partner

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE VRT, L.L.C.
COMPASS MANUFACTURING, L.L.C.
By: Chesapeake Operating, L.L.C., Manager

CYPRESS EXPLORATION & DEVELOPMENT LLC
By: Cypress E&D Holdings, LP, Manager

By: Chesapeake Appalachia, L.L.C., General Partner

CYPRESS E&D HOLDINGS, LP
By: Chesapeake Appalachia, L.L.C., General Partner

CYPRESS OIL & GAS LLC
By: Cypress Exploration & Development, LLC, Manager

[Signature Page to Seventh Supplemental Indenture]

EMLP, L.L.C.
By: Empress, L.L.C., Manager

EMPRESS LOUISIANA PROPERTIES, L.P.
By: Empress, L.L.C., General Partner

RIVIERA 2000 PA, LLC
TWIN HILLS MARCELLUS, LLC
By: Chesapeake Appalachia, L.L.C., Manager

By:	/s/ Mohit Singh
Name: Mohit Singh
Title: Executive Vice President and Chief Financial Officer

Managing Members:

BRIX OPERATING LLC
By: Brix Oil & Gas Holdings LP, Member
By: Brix Oil & Gas Holdings GP LLC, General Partner

BRIX OIL & GAS HOLDINGS LP
By: Brix Oil & Gas Holdings GP LLC, General Partner

CHK UTICA, L.L.C.
By: Chesapeake Exploration, L.L.C., Member

VINE MANAGEMENT SERVICES LLC
VINE MINERALS LLC
CHESAPEAKE MINERALS LLC
By: Vine Energy Operating LP, Member
By: Vine Oil & Gas GP LLC, General Partner

[Signature Page to Seventh Supplemental Indenture]

VINE OIL & GAS GP LLC
VINE ENERGY OPERATING LP
BRIX OIL & GAS HOLDINGS GP LLC
By: Vine Oil & Gas Parent LP, Member
By: Vine Oil & Gas Parent GP LLC, General Partner

VINE OIL & GAS Parent LP
By: Vine Oil & Gas Parent GP LLC, General Partner

By:	/s/ Mohit Singh
Name: Mohit Singh
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Seventh Supplemental Indenture]

TRUSTEE:

Regions Bank, as Trustee

By:	/s/ Shawn Bednasek
Name: Shawn Bednasek
Title: Senior Vice President

[Signature Page to Seventh Supplemental Indenture]